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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


      Date of Report (Date of earliest event reported): December 18, 2003



                             ZOLTEK COMPANIES, INC.
             (Exact name of registrant as specified in its charter)

           MISSOURI                   0-20600                 43-1311101
        (State or other          (Commission File          (I.R.S. Employer
        jurisdiction of               Number)               Identification
         organization)                                          Number)

     3101 MCKELVEY ROAD
     ST. LOUIS, MISSOURI                                        63044
     (Address of principal executive offices)                 (Zip Code)


     Registrant's telephone number, including area code:  (314) 291-5110




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ITEM 5.           OTHER EVENTS AND REGULATION FD DISCLOSURE.

         On December 18, 2003, Zoltek Companies, Inc. issued a press release commenting on a new development in its lawsuit against the U.S. Government charging patent infringement in connection with certain stealth aircraft programs. A copy of the press release is attached hereto as Exhibit 99.1.

         On December 22, 2003, Zoltek Companies, Inc. issued a press release announcing that it had entered into a definitive agreement with institutional investors for the private placement of $5.0 million aggregate principal amount of 6% convertible debentures due July 2006. The amount of the financing may be increased to up to $7.0 million under certain circumstances. A copy of the press release is attached hereto as Exhibit 99.2.

ITEM 7.           FINANCIAL STATEMENTS AND EXHIBITS.

                  (a) Financial statements of businesses acquired. Not
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                      applicable.

                  (b) Pro forma financial information. Not applicable
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                  (c) Exhibits. See Exhibit Index.
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                                 SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: December 22, 2003

                                     ZOLTEK COMPANIES, INC.



                                     By   /s/ Zsolt Rumy
                                        --------------------------------------
                                         Zsolt Rumy
                                         Chairman and Chief Executive Officer


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                                EXHIBIT INDEX

 Exhibit
 Number                                       Description
 ------                                       -----------

   99.1                             Press Release, dated December 18, 2003.

   99.2                             Press Release, dated December 22, 2003.




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